Results of Shareholder Meetings
At the special meeting of shareholders of MFS Multi Cap Growth Fund, which was held on October 19, 2001, all items were passed. The final results are as follows:
ITEM 1.  To elect a Board of Trustees.
Number of Shares
Nominee                                      For           Withhold Authority
Jeffrey L. Shames                        40,538.207               0.00
John W. Ballen                           40,538.207               0.00
Lawrence H. Cohn, M.D.                   40,538.207               0.00
The Hon. Sir J. David Gibbons, KBE       40,538.207               0.00
William R. Gutow                         40,538.207               0.00
J. Atwood Ives                           40,538.207               0.00
Abby M. O'neill                          40,538.207               0.00
Lawrence T. Perera                       40,538.207               0.00
William J. Poorvu                        40,538.207               0.00
Walter E. Robb III                       40,538.207               0.00
Arnold D. Scott                          40,538.207               0.00
J. Dale Sherratt                         40,538.207               0.00
Elaine R. Smith                          40,538.207               0.00
Ward Smith                               40,538.207               0.00
ITEM 2. To authorize the Trustees to adopt an amended and restated Declaration of Trust
Number of Shares
For                                       40,538.207
Against                                      0.00
Abstain                                      0.00
ITEM 3. To amend, or remove certain fundamental investment policies.
Number of Shares
For                                       40,538.207
Against                                      0.00
Abstain                                      0.00
ITEM 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.
Number of Shares
For                                       40,538.207
Against                                      0.00
Abstain                                      0.00
ITEM 5. To ratify the selection of the independent public accountants for the current fiscal year.
Number of Shares
For                                       40,538.207
Against                                      0.00
Abstain                                      0.00